EXHIBIT 5


                                                   May 1, 2003


Regan Holding Corp.
2090 Marina Avenue
Petaluma, CA 94954

Ladies and Gentlemen:


      We have acted as special counsel for Regan Holding Corp., a California corporation (the "Company"), in connection with its Post-Effective Amendment No. 2 to its Registration Statement on Form S-2, File Number 333-76048 (the "Registration Statement"), which the Company filed for the purposes of registering under the Securities Act of 1933, as amended (the "Act"), (i) stock options (the "Stock Options"); and (ii) 20,000,000 shares of Series A Common Stock, no par value per share (the "Shares"). The Stock Options and Shares are both issuable pursuant to (i) the Regan Holding Corp. Amended and Restated Producer Stock Award and Option Plan; or (ii) the Regan Holding Corp. Amended and Restated 1998 Stock Option Plan (collectively, the "Plans").


      For the purpose of the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies. In rendering our opinions, we have relied as to factual matters upon certificates and representations of officers of the Company and certificates of public officials.

      Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Act, we are of the opinion that: (i) the Stock Options, when issued as contemplated in the Prospectus, which is a part of the Registration Statement, and described in the Plans, will be validly issued; and
(ii) the Shares, when sold as contemplated in the Prospectus, which is a part of the Registration Statement, and described in the Plans, will be validly issued, fully paid and nonassessable.

      We do not express any opinion herein concerning any law other than the federal laws of the United States of America and the California Corporations Code.

      We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                      LeBoeuf, Lamb, Greene & MacRae, L.L.P.